Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Long Term Incentive Plan of Newmark Group, Inc. of our report dated September 8, 2017, with respect to the financial statements of Newmark Group, Inc. included in its Registration Statement (Form S-1 No. 333-221078) filed with the Securities and Exchange Commission on December December 14, 2017.

/s/ Ernst & Young LLP

New York, New York

December 20, 2017